                                                                    Exhibit 99.4

                               IWO HOLDINGS, INC.

                       Exchange Offer for All Outstanding
                           14% Senior Notes due 2011
                              in Exchange for New
                           14% Senior Notes due 2011

To Our Clients:

   Enclosed for your consideration is a prospectus dated July 30, 2001 ( the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of IWO Holdings, Inc. (the "Issuer") to exchange its 14% Senior Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for its outstanding 14% Senior Notes due 2011 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the registration rights agreement in respect of the Old Notes, dated February 2, 2001, by and among the Issuer, the guarantor and the initial purchasers referred to therein.

   This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on August 27, 2001 (the "Expiration Date"), unless extended by the Issuer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

   Your attention is directed to the following:

  1. The Exchange Offer is for any and all Old Notes.

  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

  3. Subject to the terms and conditions in the Prospectus and the Letter of Transmittal, any transfer taxes incident to the transfer of Old Notes from the holder of Old Notes to the Issuer will be paid by the Issuer.

  4. The Exchange Offer expires at 5:00 p.m., New York City time, on August 27, 2001, unless extended by the Issuer.

   If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by IWO Holdings, Inc. with respect to their Old Notes.

   This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

   The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

   Please tender the Old Notes held by you for my account as indicated below:

                                         Aggregate Principal Amount of Old
                                         Notes

14% Senior Notes due 2011  $ ______________________________________________

[_]Please do not tender any Old Notes held by you for my account.

Dated:            , 2001

                                         ______________________________________
                                                      Signature(s)

                                         ______________________________________

                                         ______________________________________
                                               Please print name(s) here

                                         ______________________________________

                                         ______________________________________

                                         ______________________________________
                                                      Address(es)

                                         ______________________________________
                                             Area Code and Telephone Number

                                         ______________________________________
                                         Tax Identification or Social Security
                                                         No(s).

   None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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